                FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                              AND LIMITED CONSENT

This Fourth Amendment to Loan and Security Agreement and Limited Consent ("Amendment") is effective as of January 30, 1998, and entered into by and between HELLER FINANCIAL, INC. ("Lender"), and THE RIGHT START, INC. ("Borrower").

     WHEREAS, Lender and Borrower have entered into a Loan and Security Agreement dated November 14, 1996 (as amended, the "Loan Agreement"); and

     WHEREAS, Borrower wishes to (i) issue and sell "New Subordinated Debt" (as hereinafter defined) for a purchase price of $3,850,000 and (ii) convert the Subordinated Debt and the New Subordinated Debt to preferred stock; and

     WHEREAS, Lender has agreed to amend the agreement to permit the issuance and sale of said Senior Subordinated Notes and to consent to the conversion of the Subordinated Debt and the New Subordinated Debt to preferred stock; and

     WHEREAS, Lender and Borrower have agreed to amend the Agreement, subject to the following terms and conditions.

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreements and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  DEFINITIONS.  Capitalized terms used in this Amendment, to the extent
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not otherwise defined herein, shall have the same meanings as in the Loan
Agreement, as amended hereby.

     2.  AMENDMENTS. The Agreement is hereby amended as follows:
         ----------

     (a) Subsection 1.1 is amended by inserting, in proper alphabetical order, the following new defined terms:

          "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

          "New Subordinated Debt" means the Indebtedness of Borrower under its Senior Subordinated Notes due May 6, 2000, in the aggregate principal amount of $3,850,000 issued to ARBCO Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited, Offense Group Associates, L.P., Opportunity Associates, L.P., Arthur E. Hall Money Purchase Plan and Fred Kayne (the "Purchasers"), which shall be converted to preferred stock within 240 days from the funding date thereof.

          "New Warrants" means the warrants to purchase 3,850,000 shares of Borrower's common stock issued to the Purchasers.

          "Minimum Availability" means the amount by which the Maximum Revolving Loan Amount exceeds the outstanding balance of the Revolving Loan.

          (b) Subsection 5 is amended by adding a new subsection 5.17 as follows:

          5.17 Minimum Availability. Borrower shall maintain Minimum
               --------------------
     Availability of at least $400,000 at all times.

          (c) Subsection 6.2 is deleted in its entirety and replaced with the following:

          6.2  Intentionally Omitted.
               ---------------------

          (d) Subsection 6.3 is deleted in its entirety and replaced with the following:

          6.3  Minimum EBITDA.  Borrower shall have a minimum EBITDA for the
               --------------
     periods set forth below in the amounts set forth below:

                 Period                                     Amount
                 ------                                     ------

          Three months ended April 30, 1998              ($1,200,000)
          Six months ended July 31, 1998                 ($1,200,000)
          Nine months ended October 31, 1998             ($  900,000)
          Twelve months ended January 31, 1999           ($  900,000)
          Twelve months ended April 30, 1999             ($  500,000)
          Twelve months ended July 31, 1999               $      0
          Twelve months ended October 31, 1999            $   400,000

          (e) Section 6 is amended by adding the following new subsection 6.4 immediately following subsection 6.3:

          6.4 Capital Expenditure Limits. The aggregate amount of all Capital
              --------------------------
     Expenditures of Borrower and its Subsidiaries (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds) will not exceed the amount set forth below for each

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

     period set forth below. In the event that Borrower or any of its Subsidiaries enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease or contract initially capitalized on Borrower's or any Subsidiary's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that Borrower or any of its Subsidiaries enters into such Capital Lease or contract.


               Fiscal Year                               Amount
               -----------                               ------

                 1998                              $1,750,000
                 1999                              $1,750,000

     Permitted Capital Expenditures not made in any Fiscal Year may be carried over for one year only to the next Fiscal Year; provided, however, any carried-over Capital Expenditure will be deemed used only after all otherwise Permitted Capital Expenditures for that Fiscal Year have been used.

          (f) Subsection 7.1 is amended by deleting the first sentence of said subsection in its entirety and replacing it with the following:

          7.1  Indebtedness and Liabilities. Directly or indirectly create,
               ----------------------------
     incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) Indebtedness (excluding capital leases) not to exceed $250,000 in the aggregate at any time outstanding secured by purchase money Liens; (c) Indebtedness under Capital Leases not to exceed $200,000 outstanding at any time in the aggregate; (d) operating Leases; (e) the Subordinated Debt; (f) the New Subordinated Debt; and (f) Indebtedness existing on the Closing Date and identified on
     Schedule 7.1.
     -------------

          (g) Subsection 8.1 is amended by adding a new clause "S" to end of said subsection:

          (S) Minimum Availability.  Failure of Borrower to maintain Minimum
              --------------------
     Availability of in accordance with subsection 5.17 herein.

     3.  LIMITED CONSENT.  Lender hereby consents to the terms and provisions
         ---------------
set forth in that certain Letter Agreement dated April 6, 1998 among Borrower and the Purchasers (the "Letter Agreement", attached hereto as Exhibit A), including the Borrower's (i) issuance and sale of the New Subordinated Debt and the New Warrants, (ii) exchanging the Subordinated Debt with shares of either Series A or Series B Preferred Stock, and (iii) exchanging the New Subordinated Debt with Series C Preferred Stock, as defined in the Letter Agreement. This is a limited consent which shall be effective only with respect to the specific facts set forth above.

     4.  CONDITIONS.  The effectiveness of this Amendment is subject to the
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satisfaction of the following conditions precedent (unless specifically waived in writing by Lender):

     (a) as of the date of issuance of the New Subordinated Debt and the New Warrants, there shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospects, or in the Collateral of Borrower, other than has been disclosed to the Lender;

     (b) Borrower shall have executed and delivered such other documents and instruments as Lender may require;

     (c) all corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel;

     (d) Borrower shall have received net proceeds in an amount of at least $3,850,000 from the sale of the New Subordinated Debt and wire transferred said proceeds to the Blocked Account; and

     (e) Lender shall have approved of the form and substance of the New Subordinated Debt documents; and

     (f) Borrower shall have paid Lender a documentation fee in the amount of $500.00.

     5.  RATIFICATION.  The terms and provisions set forth in this Amendment
         ------------
shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, are ratified and confirmed and shall continue in full force and effect.

     6.  NO WAIVER.  Nothing contained in this Amendment shall constitute or be
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construed as (i) a waiver of, or an agreement to waive any Default or Event of
Default under the Agreement or the other Loan Documents, now existing or arising hereafter, known or unknown, or (ii) an agreement to forbear from exercising any right or remedy in connection with any Default or Event of Default, now existing or arising hereafter, known or unknown, under the Agreement or the other Loan Documents. The execution, delivery and performance of this Amendment shall not
(i) constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Lender, under the Agreement or the other Loan Documents, or (ii) constitute or be construed as establishing a course of dealings obligating Lender to make any accommodations, financial or otherwise, to Borrower at any time in the future and Lender hereby reserves all rights and remedies under the Agreement or the other Loan Documents.

     7.  CORPORATE ACTION.  The execution, delivery and performance of this
         ----------------
Amendment have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

     8.  SEVERABILITY.  Any provision of this Amendment held by a court of
         ------------
competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     9.  SUCCESSORS AND ASSIGNS.  This Amendment is binding upon and shall inure
         ----------------------
to the benefit of Lender and Borrower and their respective successors and assigns.

     10.  COUNTERPARTS.  This Amendment may be executed in one or more
          ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                         HELLER FINANCIAL, INC.,
                                         as Lender

                                         By: /s/ Vicky Geist
                                            ---------------------------
                                         Title:
                                               ------------------------

                                         THE RIGHT START, INC.,
                                         as Borrower

                                         By: /s/ Gina Shauer
                                            ---------------------------
                                         Title:
                                               ------------------------

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